UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 27, 2011
Date of Report (Date of Earliest Event Reported)

AMES NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

IOWA	0-32637	42-1039071
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 FIFTH STREET
AMES, IOWA 50010
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:  (515) 232-6251

NOT APPLICABLE
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Item 5.07 Submission of Matters to a Vote of Shareholders

The Company’s annual meeting of shareholders was held on April 27, 2011.

Proposal 1.     The stockholders re-elected Betty A. Baudler Horras, Douglas C. Gustafson, DVM, Charles D. Jons, MD and Thomas H. Pohlman to the Company’s Board of Directors to serve for a term of three years.    Directors whose term of office continued after the annual meeting consist of Robert L. Cramer, Steven D. Forth, James R. Larson II, Warren R. Madden, Larry A. Raymon, Frederick C. Samuelson and Marvin J. Walter.

Proposal 2.     The stockholders also ratified the appointment of Clifton Gunderson LLP to continue as the Company’s independent registered public accounting firm for 2011.

Proposal 3.     The stockholders approved, on an advisory basis, the compensation of the Company’s executives, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure in the Company’s proxy statement for the annual meeting.

Proposal 4.     The stockholders voted for a three year advisory vote on executive compensation.

Proposal 5.     The stockholders voted against a shareholder proposal requesting annual election of all directors.
There were 9,432,915 shares of common stock entitled to vote at the annual meeting.  The final voting results of each proposal are set forth below.

Proposal 1.     The voting results on the election of directors for a three year term were as follows:

	In Favor	Votes Withheld	Broker Non-Votes

Betty A. Baudler Horras	5,722,913	153,251	1,873,183
Douglas C. Gustafson, DVM	5,778,895	97,269	1,873,183
Charles D. Jons, MD	5,532,569	343,595	1,873,183
Thomas H. Pohlman	5,780,927	95,237	1,873,183

Proposal 2.     The voting results on the ratification of the appointment of Clifton Gunderson LLP as the Company’s independent registered public accounting firm were as follows:

For	Against	Abstain

7,633,392	14,005	101,950

There were no broker non-votes on this proposal.

Proposal 3.     The voting results on the shareholder approval, on an advisory basis, of executive compensation were as follows:

For	Against	Abstain	Broker Non-Votes

5,459,501	118,820	297,843	1,873,183

Proposal 4.     The voting results on the frequency of advisory vote on executive compensation were as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes

1,408,689	104,298	4,104,981	253,946	1,877,433

Proposal 5.     The voting results on the shareholder proposal requesting annual election of all directors were as follows:

For	Against	Abstain	Broker Non-Votes

1,072,483	4,160,381	643,300	1,873,183

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES NATIONAL CORPORATION

Date: April 29, 2011	By:	/s/ Thomas H. Pohlman
Thomas H. Pohlman, President
(Principal Executive Officer)